Exhibit 99.1

MONARCH INVESTMENT PROPERTIES, INC.

April 4, 2014

TO: Robert Licopoli, The 360 Agency LLC

FROM: Monarch Investment Properties, Inc.

On February 24, 2014, Monarch and The 360 Agency LLC amended the letter of intent dated 12/6/13 to extend the closing date to 3/7/14.

Today is April 4, 2014 and the merger has not closed and we are terminating the merger agreement effective immediately.

We hold 360, Black Diamond Realty Mgmt. LLC and their principals jointly and severally liable for their obligations under the letter of intent and other transaction documents.

Very Truly Yours,

/s/ David Miller
David Miller, President